Exhibit 32.1
Section 906 Certification

Hillary Super, the Chief Executive Officer, and Timothy Johnson, the Chief Financial and Administrative Officer, of Victoria’s Secret & Co. (the “Company”), each certifies that, to the best of her or his knowledge:
(i)the Quarterly Report of the Company on Form 10-Q dated December 9, 2024 for the period ended November 2, 2024 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hillary Super
Hillary Super
Chief Executive Officer

/s/ Timothy Johnson
Timothy Johnson
Chief Financial and Administrative Officer

Date: December 9, 2024